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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Sound Advice, Inc.:


We consent to the incorporation by reference in the registration statement on Form S-1 of Sound Advice, Inc. of our report dated March 28, 2000, relating to the consolidated balance sheets of Sound Advice, Inc. and subsidiaries as of January 31, 2000 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the two-year period ended January 31, 2000, the seven-month period ended January 31, 1998 and the year ended June 30, 1997, and the related financial statement schedule, which report appears in the January 31, 2000 annual report on Form 10-K of Sound Advice, Inc., and to the reference to our firm under the heading "Summary Financial and Operating Data," "Selected Consolidated Financial and Operating Data" and "Experts."


                                        KPMG LLP


Fort Lauderdale, Florida
May 5, 2000